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                                                                   Exhibit 10.12

                           PROVISIONAL LEASE AGREEMENT

                           This Lease Agreement (the "Lease") is made as of the
29th day of July, 1998 by and between MALLINCKRODT, INC., a Delaware corporation (the "Landlord"), and GEO SPECIALTY CHEMICALS, INC., an Ohio corporation (the "Tenant"). Unless otherwise specifically set forth herein, capitalized terms shall have the meaning ascribed to them in that certain Asset Purchase Agreement, by and among Tenant, as buyer, Landlord and Mallinckrodt, Inc., a New York corporation, collectively, as seller, dated June 29, 1998 (the "Asset Purchase Agreement").

                           1. LEASED PREMISES. Upon and subject to the terms and
conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property located in South Whitehall Township, County of Lehigh and State of Pennsylvania, as further described on EXHIBIT A attached hereto and made a part hereof, together with the buildings and other improvements and fixtures located thereon (the "Improvements"), and all easements and licenses appurtenant thereto, in accordance with the terms hereof (the "Leased Premises"), which Leased Premises are part of the real property described on EXHIBIT B, attached hereto and made a part hereof.

                           2. LEASE TERM. (a) This Lease shall commence on the
date first written above (the "Commencement Date") and shall expire on the earliest to occur of: (a) the date the Deed for the Leased Premises is filed with the South Whitehall County Recorders Office pursuant to the Asset Purchase Agreement; (b) the date Tenant is vested in fee simple title to the Leased Premises and more land pursuant to Tenant's rights under that certain Mortgage by Landlord, in favor of Tenant, encumbering the Leased Premises and more land, dated of even date herewith (the "Mortgage"); or (c) the date that is twenty-nine (29) years and eleven (11) months after the Commencement Date (the "Term").

                           3. RENT. (a) During the Term, commencing on the
Commencement Date, Tenant shall pay to Landlord, as base rent (the "Base Rent"), a sum equal to $10.00 per annum, payable in one installment in advance on the Commencement Date and on each anniversary of the Commencement Date.

                           (b) In addition to the Base Rent as provided above,
Tenant shall also pay, when due, all costs, expenses and other sums of money required to be paid by Tenant under the terms of this Lease, any and all of which are hereby defined as "Additional Rent." In the event of any non-payment of Additional Rent, when due, Landlord shall have all of the rights and remedies provided for hereunder, or by law or in equity, for the non-payment of Base Rent or for any other breach of this Lease. Base Rent and Additional Rent are hereinafter sometimes collectively referred to as "Rent."





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                           (c) All Rent shall be payable without demand,
deduction or set- off. All Rent payments shall be made to Landlord at Landlord's address set forth in paragraph 22 or at such other address as Landlord may designate.

                           4. REAL PROPERTY TAXES AND ASSESSMENTS. Tenant shall
pay all real property taxes and assessments, special or otherwise, affecting the Leased Premises and covering the period included within the Term. Notwithstanding the preceding sentence, Tenant shall have the right to institute and prosecute any lawful contest of real property taxes and assessments, special or otherwise, affecting the Leased Premises, and Landlord agrees to cooperate with Tenant in connection therewith at no cost to Landlord.

                           5. UTILITIES. Tenant shall pay, as and when due, all
water, sewer, power, heat, gas, electricity and all other utility services used or consumed on the Leased Premises during the Lease Term, such payment to be made directly to the supplying utility company. Landlord shall not be liable for any permanent or temporary interruption or termination of utility services nor shall any of Tenant's obligations under this Lease be affected by any such interruption or termination of utility services.

                           6. MAINTENANCE AND REPAIRS. Tenant shall, throughout
the Lease Term, at its sole cost and expense, keep and maintain the Leased Premises in good working order and condition, including, without limitation, the structural components, floors, walls, roof, replacement of glass, repair of doors, truck docks and truck pads, heating units, electrical, plumbing and other utility systems serving the Leased Premises, and the parking lots serving the Leased Premises, and the private roadways located on the Leased Premises, except to the extent improvements are required thereto in connection with the fulfilment of Landlord's obligations under the Asset Purchase Agreement.

                           7. FIXTURES AND ALTERATIONS. Tenant shall have the
right to make any alterations, installations, additions or expansions to the Leased Premises as Tenant may desire, provided that Tenant shall do so in a good and workmanlike manner, free of any mechanics liens and in accordance with all governmental laws, ordinances, requirements, orders, directions, rules or regulations (collectively, "Governmental Requirements"), and provided, further, that Tenant does so in a manner that is reasonably calculated not to interfere with Landlord's use of, or activities on, its property adjacent to the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant, at its own cost and expense, shall have the right, but not the obligation, to remove all trade fixtures and other equipment owned by Tenant and located within the Leased Premises, and shall repair any damage caused by such removal.

                           8. USE. Subject in all respects to the terms and
conditions otherwise set forth in this Lease, Tenant may use the Leased Premises for any lawful purpose; provided that, during the Term, Tenant will not take any action, or omit to take



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any action, that would give rise to Environmental Claims with respect to the
Leased Premises. Tenant shall not use or occupy the Leased Premises, or permit or suffer the Leased Premises or any part thereof to be used or occupied, for any unlawful or illegal business, use or purpose, or in any manner to constitute a nuisance of any kind, or for any purpose or in any way in violation of any Governmental Requirements or in any manner that might breach any of its obligations under the Asset Purchase Agreement. Landlord shall not be liable for the loss of or any damage to any property of Tenant or of others located or stored in, upon or about the Leased Premises, whether by theft, vandalism, malicious mischief, unlawful entry or any other cause or reason.

                           9. LIENS. (a) Throughout the Term, Tenant shall not
suffer or permit any mechanic's lien or other lien to attach to the Leased Premises as a result of any work performed by Tenant or its agents, and whenever and as often as any such lien or liens shall be filed or shall attach, Tenant shall, within 90 days thereafter, pay or bond off such lien or liens or procure their cancellation in any manner prescribed or permitted by law.

                           (b) Tenant acknowledges and agrees that Tenant is
not, and shall not be deemed to be, an agent of Landlord in connection with any construction, demolition or renovation activities undertaken by Tenant at the Leased Premises, and nothing contained in this Lease shall be construed as consent or permission by Landlord to subject Landlord's fee simple estate in the Land or the Leased Premises to any lien of contractors, suppliers, materialmen or other persons performing services, or supplying labor or materials, in connection any construction, demolition or renovation activities undertaken by Tenant.

                           10. INSURANCE. (a) Throughout the Term, Tenant shall
obtain and keep in force, at its sole cost and expense, commercial general liability insurance insuring both the Landlord and Tenant from and against any and all claims for damages resulting from injury or death to persons or injury to property occurring in and about the Leased Premises or arising out of the ownership, maintenance, use or occupancy of the Leased Premises. The amount of coverage shall be not less than $2,000,000.00 per occurrence and $3,000,000.00 annual aggregate for property damage and injury or death to persons. Tenant shall also maintain all risk property damage insurance covering all of Tenant's trade fixtures, equipment, furnishings and other personal property and contents and all other portions of the Leased Premises.

                           (b) Tenant shall deliver to Landlord a certificate
evidencing the existence and amount of the insurance required to be carried by Tenant hereunder. No policy of insurance required to be obtained and maintained hereunder shall be cancelable or subject to reduction of coverage or other material modification except after thirty (30) days prior written notice to Landlord.

                           (c) Tenant shall keep the Improvements now or
hereafter located on the Leased Premises insured against loss by fire (with extended coverage) in an



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amount equal to not less than one hundred percent (100%) of the full insurable value thereof.

                           11. FIRE OR OTHER CASUALTY. If at any time during the
Lease Term all or any portion of the Improvements now or hereafter erected on the Leased Premises shall be destroyed or damaged by fire, flood, or any other casualty, Tenant shall repair, reconstruct and restore such Improvements, and there shall be no abatement in Base Rent or any other charges hereunder during the period of such restoration.

                           12. MUTUAL RELEASE AND WAIVER OF CLAIMS.
Notwithstanding any provision of this instrument to the contrary, Landlord and Tenant hereby each waive all rights of recovery and causes of action which either party has or may have, or which may arise hereafter, against the other, whether caused by negligence or otherwise, for any loss or damage to property or business arising out of or incident to the perils required to be insured against under this Lease; provided, however, that the foregoing waivers apply only to the extent of such insurance coverage and to the extent such waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated that the waiver shall not apply if the application thereof would result in the invalidation of such policy of insurance.

                           13. CONDEMNATION. (a) If the whole or any substantial
or material part of the Leased Premises shall be taken, appropriated or condemned for any public or quasi-public use or purpose, then Tenant may elect to terminate this Lease by delivering written notice to Landlord (the "Termination Notice"), such Termination Notice to be delivered to Landlord not more than thirty (30) days after title to the Leased Premises vests in the taking authority, and all rents and other charges paid under this Lease shall be apportioned as of the date of Landlord receives the Termination Notice.

                           (b) Tenant shall be entitled to receive any award in
connection with any taking, appropriation or condemnation of the Leased Premises referred to in paragraph 13(a). Landlord hereby assigns all of Landlord's right, title and interest in and to any such award to Tenant, and Landlord hereby irrevocably appoints Tenant as Landlord's limited power of attorney to prosecute and collect any such award on behalf of Landlord.

                           14. MORTGAGES. Landlord shall not permit or cause to
be permitted any liens, restrictions, easements, covenants, encumbrances or other conditions on the Leased Premises other than the items listed on EXHIBIT C, attached hereto and made a part hereof (the "Permitted Encumbrances").

                           15. DEFAULT. (a) Tenant shall be in default hereunder
if any one or more of the following events (hereinafter referred to individually as an "Event of Default") shall occur: (i) Tenant shall fail to pay any amounts or charges payable by Tenant under this Lease and such failure shall continue
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receipt of written notice by Tenant of such failure, (ii) Tenant shall neglect or fail to perform or observe any of the other terms, covenants or conditions contained in this Lease and such failure shall continue for more than 30 days after notice to Tenant of such failure, provided, that if such default cannot be reasonably cured within such 30 day period, such period shall be extended so long as Tenant commences the cure of such default within such 30 day period and diligently prosecutes the completion thereof, and in any event is unable to cure such default within 120 days after notice to Tenant of such failure. Upon the occurrence of an Event of Default, or at any time thereafter while an Event of Default continues, Landlord shall have the right, at its option, to terminate this Lease. If this Lease is terminated in the manner provided above or by legal proceedings or otherwise, Landlord or its duly authorized agents shall have the right, immediately or at any time thereafter, and without the necessity of giving any further notice, to reenter and to resume possession of the Leased Premises without being deemed guilty of trespass or any other violation of law and without prejudice to any remedies Landlord may have for unpaid rent or for damages for breach of this Lease.

                           (b) All remedies available to Landlord are declared
to be cumulative and concurrent. In the event of a default or threatened default by Tenant of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to seek and the right to invoke any remedy permitted to Landlord in law or in equity. No termination of this Lease nor any taking or recovering of possession of the Leased Premises shall deprive Landlord of any of its remedies or actions against Tenant for all damages resulting from Tenant's default.

                           16. SUBLETTING AND ASSIGNMENT. Tenant shall have the
right to assign, pledge or mortgage this Lease, whether by operation of law or otherwise, or sublease all or any part of the Leased Premises, without the consent of the Landlord.

                           17. SURRENDER OF LEASED PREMISES; HOLDOVER. At the
expiration of the Lease Term, or upon any earlier termination of this Lease for any reason, Tenant shall surrender the Leased Premises in good condition and repair, reasonable wear and tear and taking by eminent domain excepted. If Tenant fails to surrender possession of the Leased Premises at the expiration of the Lease Term, Tenant shall be a Tenant at sufferance, but shall remain liable for the performance of all Tenant obligations hereunder.

                           18. CERTIFICATES. Either party shall, without charge,
at any time and from time to time hereafter, within fifteen (15) days after written request of the other party, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the existence of any default hereunder, to such certifying party's best knowledge and belief; (c) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, to such certifying party's best



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knowledge and belief; and (d) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing the same.

                           19. QUIET ENJOYMENT. Landlord warrants to Tenant,
that upon Tenant's paying the rent and all other amounts and charges Tenant is required under this Lease to pay, and upon Tenant's performing and observing all covenants, agreements and conditions of this Lease that Tenant is required to perform and observe, Tenant shall quietly have, hold and enjoy the Leased Premises during the Lease Term without hindrance or interruption by Landlord or any other person or persons claiming by, through or under the Landlord.

                           20. FORCE MAJEURE. Except for any obligation to pay
rent or other charges required under this Lease, if either Landlord or Tenant shall be delayed in or prevented from the performance of any of the terms, covenants and conditions of this Lease, by reason of restrictive governmental laws or regulations, riots, insurrections, war, sabotage, act of God, or any other reason of a similar or dissimilar nature not the fault of the party delayed in or prevented from performance, then performance shall be excused for the period of the delay or prevention of performance and the time for performance shall be extended for an equivalent period.

                           21. WAIVER. The waiver by Landlord of any breach of
any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition of this Lease. Landlord's acceptance of rent shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease. No term, covenant, or condition of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

                           22. NOTICES. Any notice, demand, or request required
to be given by Landlord or Tenant under this Lease shall be in writing signed by the party giving such notice. Any notice, request or instruction to be given hereunder by any party to the other party will be deemed to have been given (i) when it is delivered, (ii) the Business Day after it is sent by overnight courier, or (iii) when it is sent by facsimile, with confirmation of receipt, addressed as follows or to such other address(es) as may be designated by written notice to the other party from time to time:

If to Tenant:        GEO Specialty Chemicals, Inc.
                     28601 Chagrin Boulevard, Suite 450
                     Cleveland, Ohio 44122
                     Attention: George P. Ahearn
                     Fax No.:  (216) 765-1307

with a copy to:      Craig R. Martahus, Esq.




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                     Thompson Hine & Flory LLP
                     3900 Key Center
                     127 Public Square
                     Cleveland, OH 44114
                     Fax No.:  (216) 566-5800

If to Landlord:      Mallinckrodt, Inc.
                     675 McDonnell Blvd.
                     Hazelwood, Missouri  63134
                     Attn.: Richard T. Higgons, Vice President, Corporate
                     Development
                     Fax No.:  (314) 654-3137

with a copy to:      Mallinckrodt, Inc.
                     675 McDonnell Blvd.
                     Hazelwood, Missouri  63134
                     Attn:  Roger A. Keller, Vice President and General Counsel
                     Fax No.:  (314) 654-5366

                           23. GOVERNING LAW; SEVERABILITY; SUCCESSORS. This
Lease and its performance shall be governed, interpreted and regulated by and in accordance with the laws of the State of Pennsylvania. If any portion of this Lease should be invalid or held invalid, the remainder of it shall be unaffected and remain in full force and effect. The provisions of this Lease shall apply to and be binding upon the heirs, successors, assigns and legal representatives of both Tenant and Landlord.

                           24. CONFLICT OF TERMS; ENTIRE AGREEMENT; MODIFICATION
OF LEASE This Lease shall at all times be subject to the Asset Purchase Agreement. The parties agree that no term or provision of this Lease shall limit or affect any obligation of the parties under the Asset Purchase Agreement. In the event the terms and conditions contained herein (including, without limitation, the terms of paragraph 25 below) are inconsistent or conflict with the terms and conditions set forth in the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall govern and control so long as such terms remain in effect. There are no oral agreements existing between the parties hereto with respect to the subject matter hereto. This Lease shall not be modified except in writing signed by both Landlord and Tenant.

                           25. INDEMNIFICATION. Tenant shall indemnify, defend
and hold harmless Landlord from and against any and all losses, claims, liabilities, damages, demands, fines, costs and expenses (including reasonable legal expenses) of whatever kind and nature (collectively, "Claims") to the extent resulting from any of the following: (i) Tenant's negligent or wrongful acts or omissions, (ii) Tenant's breach of the terms and provisions of this Lease or (iii) any accident, occurrence or condition caused by Tenant from the release after the Commencement Date of any Hazardous Substances (as defined below) in, on, under or from the Leased Premises that results in



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any injury or death to any person or damage to any property or that requires any investigation with respect to, the removal, treatment or other remediation of, such Hazardous Substances under the terms of any Environmental Laws (as defined below). As used throughout this Lease, the term "Hazardous Substances" shall mean any hazardous waste, hazardous or toxic substances, including without limitation, asbestos, PCBs, lead-based paint, petroleum and petroleum products, radioactive materials, pesticides, herbicides and any other substance, material or waste that is now or hereafter regulated by any federal, state or local governmental authority or that is now or hereafter listed, defined as or included in the definition of 'hazardous substances', 'hazardous wastes', 'hazardous materials', 'toxic materials' or 'toxic substances' under any applicable Environmental Laws now or hereafter in effect. As used throughout this Lease, the term "Environmental Laws" shall mean any law, regulation, rule, order or directive of any federal, state or local governmental authority now or hereafter in effect that relates to pollution or protection of public health and safety or to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act, as amended.

                           (b) Landlord shall indemnify, defend and hold
harmless Tenant from and against any and all Claims to the extent resulting from any of the following: (i) Landlord's negligent or wrongful acts or omissions,
(ii) Landlord's breach of the terms and provisions of this Lease or (iii) subject to the terms of the Asset Purchase Agreement, any accident, occurrence or condition caused by the release on or before the Commencement Date of any Hazardous Substances in, on or under the Leased Premises, or any release before or after the Commencement Date on any adjoining land owned by Landlord, that results in any injury or death to any person or damage to any property or that requires any investigation with respect to, the removal, treatment or other remediation of such Hazardous Substances under the terms of any Environmental Laws.

                           26. COUNTERPARTS. Two or more duplicate originals of
this Lease may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. The Lease may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party thereto, and each set of counterparts shall constitute one duplicate original.

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                           IN WITNESS WHEREOF, the parties have executed this
Lease on the day and year first above written.


MALLINCKRODT, INC,                           GEO SPECIALTY CHEMICALS,
a Delaware corporation.                      INC., an Ohio corporation.



By: /s/ Richard T. Higgons                   By: /s/ George P. Ahearn
   ------------------------------               --------------------------------
Name: Richard T. Higgons                     Name: George P. Ahearn
Title: Vice President                        Title: President




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